Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-12458, 333-140809 and 333-190468 on Form S-8 and Registration Statement No. 333-161781 and 333-189764 on Form F-3 of our report, dated March 30, 2014, relating to the consolidated financial statements of Cimatron Ltd. (the “Company”) for the year ended December 31, 2013, appearing in this Report on Form 20-F of the Company.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member Firm Of Deloitte Touche Tohmatsu

Tel Aviv, Israel
April 30, 2014